Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
BARCLAYS CAPITAL INC.                       05-0346412    1,609,669,889
BNP PARIBAS SECURITIES CORP.                13-3235334    1,406,161,521
PREBON SECURITIES (USA) INC.                13-3431785      988,036,500
WELLS FARGO BANK                            41-0449260      915,150,056
JPMORGAN CHASE & CO.                        13-3224016      659.977,883
DEUTSCHE BANK SECURITIES, INC.	            13-2730328      591,557,655
RBS SECURITIES, INC.                        13-3272275      568,963,558
SOCIETE GENERALE                            13-3557071      520,945,358
BANK OF AMERICA SECURITIES LLC		    56-2058405      453,150,360
CITIGROUP INC.                              52-1568099      409,754,796






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
BARCLAYS CAPITAL INC.                       05-0346412      108,820,862
BNP PARIBAS SECURITIES CORP.                13-3235334        3,207,859
PREBON SECURITIES (USA) INC.                13-3431785                0
WELLS FARGO BANK                            41-0449260        7,864,663
JPMORGAN CHASE & CO.                        13-3224016       89,212,839
DEUTSCHE BANK SECURITIES, INC.	            13-2730328       50,886,019
RBS SECURITIES, INC.                        13-3272275        1,635,437
SOCIETE GENERALE                            13-3557071          317,374
BANK OF AMERICA SECURITIES LLC		    56-2058405       52,571,644
CITIGROUP INC.                              52-1568099       38,941,295




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    9,892,609,362 D. Total Sales: 416,581,735

                               SCREEN NUMBER : 12